UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2009

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

By letter of July 27, 2009 (the "Letter"), the Division of Gaming Enforcement of the Office of the Attorney General of the State of New Jersey ("Division") made a formal request to the New Jersey Casino Control Commission ("Commission") that the Commission reopen the gaming license held by Marina District Development Company, LLC ("MDDC"). MDDC is the 50-50 joint venture between MGM MIRAGE and Boyd Gaming Corporation that owns and operates the Borgata Hotel Casino and Spa in Atlantic City, New Jersey. In June 2005, the Commission had renewed MDDC's gaming license for a five year term. The Letter indicated that the Division's reopening request was for the exclusive purpose of examining the qualifications of MGM MIRAGE, as a qualified holding company of MDDC, in light of the issues raised by the Special Report of the Division to the Commission on its investigation of MGM MIRAGE's joint venture with Pansy Ho in Macau, Special Administrative Region, People's Republic of China. The Letter noted that the Division had found that Boyd Gaming had no involvement with MGM MIRAGE's development activities in Macau and also expressed the Division's confidence that the Commission could thoroughly examine the issues raised in the Special Report as to MGM MIRAGE's qualifications without negatively affecting the MDDC casino license or Boyd Gaming. The Commission informed Boyd Gaming that pursuant to Section 88(a) of the New Jersey Casino Control Act, the MDDC gaming license was reopened effective July 27, 2009, the date of the Letter.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009	Boyd Gaming Corporation

/s/ Josh Hirsberg Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer